SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934


        Date of Report (Date of earliest event reported):  March 12, 2001


                                  VSOURCE, INC.
                                  -------------
             (Exact name of registrant as specified in its charter)



        Delaware                  000-30326                  77-0557617
------------------------         ------------          ----------------------
(State of incorporation)         (Commission              (I.R.S. Employer
                                 File Number)          Identification Number)


           5740 Ralston Street, Suite 110, Ventura, California  93003
           ----------------------------------------------------------
                    (Address of principal executive offices)


       Registrant's telephone number, including area code:  (805) 677-6720
       -------------------------------------------------------------------


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Item 5.  Other  Events

     Changes  in  Management
     -----------------------

          Vsource, Inc., a Delaware corporation (the "Company"), has received the resignations of Robert C. McShirley, the President, Chief Executive Officer, member of the Board of Directors and Chairman of the Board, P. Scott Turner, the Chief Operating Officer, and Samuel E. Bradt, a member of the Board of Directors.

          The Board of Directors named I. Steven Edelson acting Chairman of the Board. Mr. Edelson is a Managing Partner of Mercantile Capital Group LLC.

          Sandford T. Waddell, the Company's Chief Financial Officer, Michael Shirman, the Company's Chief Technology Officer, as well as others will remain as executive officers of the Company.

     Cost  Saving  Measures
     ----------------------

          The Company is completing the process of obtaining resignations from, or terminating, 30 to 35 employees and contract personnel. The staff reductions will leave the Company with 10 to 15 employees, all of whom will be full-time. The Company will also consolidate its Bothell, Washington operations with its Los Angeles, California facilities. These cost savings measures will bring the Company's rate of cash expenditures to less than $300,000 per month. The Company's previous rate of cash expenditures was recently as high as approximately $900,000 per month. The Company currently has in excess of $4,000,000 in cash. At the new cash expenditure rate, the Board anticipates that the Company can continue in operation for over one year without revenues or additional capital.

     Change  in  Business  and  Product  Line
     ----------------------------------------

          The Company also announced its decision to stop marketing its current VSN product and explore the market potential of the LiquidMarketplace(TM) suite of integrated transaction solutions as well as other strategic business combinations with the objective of achieving positive cash flow and earnings for the Company as soon as possible.

          There has been a slow rate of customer acceptance of the VSN product. Both existing and prospective customers have demanded a high level of customization of the product. The Company's Board of Directors commissioned an independent evaluation of the current VSN product which disclosed the need for significant and costly developmental improvements. The Company was being asked to modify the program to satisfy the unique desires of


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each  prospective  client  when the base product itself lacked a solid technical architecture. There are significant fundamental limitations in the VSN product. The product requires additional functionalities to respond to the needs of the marketplace. The Company believes that such modifications would be monetarily exhausting and extensively time consuming. In addition, there is no assurance that the market would accept the modified product.

          Due to the current state of the capital markets, the Company must operate within its current capital constraints. Accordingly, the Board has decided to continue to evaluate the Company's focus on the procurement market and to pursue a different approach to that market with other products, such as the LiquidMarketplace(TM). The Company will also evaluate strategic alliances and other business combinations.

     LiquidMarketplace(TM)  Product  Line
     ------------------------------------

          The LiquidMarketplace(TM) product line was acquired in the Company's recent acquisition of Online Transaction Technologies, Inc. ("OTT"). The product line offers its clients an outsourced, turnkey solution that allows companies to execute business transactions with customers and trading partners via the Internet. These solutions capitalize on the Company's expertise in the field of dynamic pricing e-commerce engines. They enable new methods of dynamic exchange and collaboration, including online sourcing, auctions and fixed price catalogs.

          The LiquidMarketplace(TM) suite of applications encompasses a number of e-business capabilities including procurement, auctions and marketplace enablement. These technologies are built on a unified platform that is completely Internet based.

          These systems utilize technologies designed to be open, distributed and scalable and to provide for easy integration with other systems. The LiquidMarketplace(TM) product line makes extensive use of XML and enterprise Java. The Company is partnered with IBM for use of its suite of WebSphere technologies. These applications address the needs of an expanding market of businesses that are looking to increase their technology base without investing in it. Participating companies would be freed from the day to day running of complex IT departments with expensive budgets, allowing them to focus on their core businesses.

     Forward  Looking  Statements
     ----------------------------

          Some of the statements in this document constitute forward-looking statements. These statements involve known and unknown risks, uncertainties and


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other  factors that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance and achievements expressed or implied by these forward-looking statements. Although management believes that the expectations reflected in the forward-looking statements are reasonable, there is no guarantee that future results, levels of activity, performance or achievements will be attained. Moreover, neither management nor any other person assumes responsibility for the accuracy and completeness of these statements.

          The Company's business, financial condition and results of operations may be impacted by a number of factors including, without limitation, those previously reported by the Company and the factors discussed below.

     Risk  Factors
     -------------

Limited  Operating  History
---------------------------

     LiquidMarketplace(TM) was initially released by OTT in 1999. The Company, and OTT before it, have had a limited operating history with the LiquidMarketplace product. This limited history makes an evaluation of the future prospects of the product very difficult, and there can be no assurances that the product will meet the needs of or receive substantial acceptance by potential customers or that the product will operate as designed.

Large  Operating  Losses  Expected  to  Continue
------------------------------------------------

     The Company has accumulated substantial net losses through October 31, 2001 and anticipates additional losses through January 31, 2001. Since inception, the Company has not had material revenues, and has recognized only a small amount of revenue from the Internet version of its prior VSN product line. The Company may be required to spend substantial amounts during the next two or three years on marketing, sales, technology development, training and administration. There can be no assurance that the Company will be able to fund these expenses.

Competition
-----------

     If the Company choses to market the LiquidMarketplace(TM) product line, the Company will have many competitors, many of which may be far better capitalized than the Company.

Failure  to  Maintain  Listing  on  Major  Stock  Market
--------------------------------------------------------

     Although the Company's common stock began trading on the Nasdaq National Market System on October 30, 2000, there is no assurance that the Company will continually achieve the requirements for continued listing on the Nasdaq National Market System. The Company's common stock is currently trading below $1.00 per share. If the stock continues to trade below $5.00 per share, the Company may be the subject of de-listing. While the listing of the Company's stock does not have a direct effect on the Company's operations, it has an effect on the perception of the Company amongst potential investors and can have an adverse effect on the ability of the Company to raise additional funds. It can also impact the dilution associated with any financing.

Item 7.   Financial  Statements  and  Exhibits

          The following financial statements and exhibits are filed as part of this report:

          (c)  Exhibits  in  accordance  with  Item  601  of  Regulation  S-K:

          Exhibit No.  Description
          -----------  -----------
          99.1         Press  Release  issued March 12, 2001


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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             VSOURCE,  INC.



Date:  March 20, 2001                        By:  /s/  Sandford T. Waddell
                                                ------------------------------
                                                 Sandford T. Waddell
                                                 Chief Financial Officer


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                                  Exhibit Index



          Exhibit
          -------
          No.       Description                                 Page
          -------   -----------                                 ----
          99.1      Press Release issued March 12, 2001


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